EXHIBIT 10.1

SECOND ADDENDUM TO STANDARD INDUSTRIAL LEASE

Lessee extends the lease for a period of two years beginning on January 1, 2003 and ending on December 31, 2005.

The rent per month for this extension shall be $86,250.00.

Lessee shall have an option to extend the lease an additional two years beyond December 31, 2005 at a rent per month of $90,562 by providing notice to the Partnership not later than November 1, 2005.

This rider to the lease is dated April 1, 2002 and between lessors by Michael Ziering, general partner, 5700 West 96th Street Partnership, and by James Brill, VP Finance and CFO of Diagnostic Products Corporation.

James Brill Diagnostic Products Corporation Dated: April 1, 2002	Michael Ziering 5700 West 96th Street Partnership Dated: April 1, 2002

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